Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 7, 2024, relating to the consolidated financial statements of Lineage Cell Therapeutics, Inc. appearing in the entity’s Annual Report on Form 10-K as of and for the years ended December 31, 2023 and 2022. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

San Francisco, California
March 7, 2024